Exhibit 10.3

                             AMENDMENT NO. 2 TO THE
                 EMPLOYMENT AGREEMENT FOR ROBERT C. BOUCHER, JR.


     This AMENDMENT NO. 2 (this "Amendment") is to the Employment Agreement dated March 1, 2002, (the "Employment Agreement") and Amendment No. 1 to the Employment Agreement, effective as of May 24, 2004, by and between Robert C. Boucher, Jr., an individual, hereinafter referred to as "Executive", and Synagro Technologies, Inc., a Delaware corporation, hereinafter referred to as "Synagro" or the "Company."

     WHEREAS, Executive and Synagro desire and hereby mutually agree to amend the Executive's Employment Agreement and its Amendment No. 1 in certain limited respects, as more specifically set forth below; and

     WHEREAS, capitalized terms not defined herein shall have the meanings given to them in the Employment Agreement,

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants set forth herein, agree as follows:

     Amendments to Employment Agreement and Amendment No. 1 Thereto.

     1.   Compensation. Section "2. Compensation" is amended in part as follows:

          The annual base salary stated in section 2, as amended previously in Amendment No. 1, is hereby changed from $265,200 to $300,000.

     2. Rights and Payments Upon Termination. Section "6. Rights and Payments Upon Termination" as previously amended by paragraph 5 of Amendment No. 1, is amended in part as follows

          (a) The second sentence of Section 6(b), Severance Payment, is amended in part as follows:

          ... For purposes of the immediately preceding sentence, X is the sum of $265,200, and Y is the Executive's bonus payment(s) made by the Company to the Executive in the Company's fiscal year immediately preceding the fiscal year in which his termination of employment occurred. ...

          (b) The definition of "Change of Control" set forth in Section 6(b) is amended to provide:

          On and after December 15, 2005, "Change in Control" of the Company shall be deemed to have occurred if any of the following shall have taken place: (1) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or Item 1 of Form 8-K promulgated under the Exchange Act, or any


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          successor  provisions thereto;  (2) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), or any successor provisions thereto, directly or indirectly, of securities of the Company representing twenty-five (25%) or more of
          the   combined   voting  power  of  the   Company's   then-outstanding
          securities; (3) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own or control more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets;
          (4) in the event any person shall be elected by the stockholders of the Company to the Board of Directors who shall have not been nominated for election by a majority of the Board of Directors or any duly appointed committee thereof; or (5) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors consists of individuals who were not members of the Board of Directors two (2) years before such election or removal, unless the election of each director who is not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

     3. The provisions of paragraph 6 of Amendment No. 1 are amended in part to delete the following sentences in their entirety:

          As a condition to receiving the Option Payment, Executive must surrender all other options to purchase Synagro common stock that he has been granted. However, the Option Payment shall not be required to be made if Executive has, at any time, whether before or after the date of this agreement, been granted (for purposes hereof, existing options which are repriced to an exercise price of $2.50 shall be deemed to be re-granted) options to purchase an aggregate amount of shares of common stock of Synagro equal to the Base Option Amount with an average strike price of $2.50 or less.

     4. The current language under Section 2, as amended, shall be referred to as subparagraph (a) and the following subparagraph (b) is added to Section 2 as follows:

          (b) For so long as Executive is employed by the Company and for thirty (30) days thereafter, the following shall apply:

          To the extent dividends are declared and paid on Synagro's Common Stock, the Employee will be entitled to receive shares of Common Stock under the Synagro Technologies, Inc. 2005 Restricted Stock Plan (or


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          any  successor  equity  incentive  plan  thereto),  provided that such
          Employee then held options to purchase Common Stock. The value of the shares of Common Stock received will equal the value of dividends that would have been payable on the Common Stock underlying the options to purchase Common Stock then held by such Employee if such options had been exercised. Common Stock awards relating to options that are then vested and exercisable will not be subject to any restriction on transfer. Awards relating to options that are not then vested shall contain appropriate restrictions on transfer that shall lapse when such options become vested and exercisable. If the option(s) lapses and does not vest, then the restricted common stock award(s) related to such option(s) shall be forfeited and returned to Synagro pursuant to the 2005 Restricted Stock Plan.

     Ratification. Except as expressly amended by this Amendment, the Employment Agreement and Amendment No. 1 to the Employment Agreement of Robert C. Boucher, Jr. (herein together "the Agreement") shall remain in full force and effect. None of the rights, interests and obligations existing and to exist under the Agreement are hereby released, diminished or impaired, and the parties hereby reaffirm all covenants, representations and warranties in the Agreement.

     IN WITNESS WHEREOF; the parties have caused this Amendment to be duly executed on December 7, 2005.




                          SYNAGRO TECHNOLOGIES, INC., a Delaware corporation


                          By:  /s/ Alvin L. Thomas II
                               ----------------------------------

                          Name:  Alvin L. Thomas II
                               ----------------------------------

                          Title: EVP General Counsel
                               ----------------------------------

     SUBSCRIBED AND SWORN TO before me, the undersigned authority on this 7th day of December, 2005.



                                /s/
                                ------------------------------------------------
                                              Notary Public


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


                                By: /s/ Robert C. Boucher, Jr.
                                    --------------------------------------------
                                        Robert C. Boucher, Jr., an individual

     SUBSCRIBED AND SWORN TO before me, the undersigned authority on this 7th day of December, 2005.



                                /s/
                                ------------------------------------------------
                                              Notary Public


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